INVESCO INTERNATIONAL FUNDS, INC.

                                   ARTICLES OF AMENDMENT


     INVESCO INTERNATIONAL FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article I of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                            ARTICLE I

                                          NAME AND TERM


     The name of the corporation is INVESCO Global & International Funds, Inc. (the "Company"). The corporation shall have perpetual existence.

     SECOND:  The foregoing  amendment,  in accordance with the  requirements of
     Section 2-605 of the Corporations and Associations Law of the State of Maryland, was approved by a majority of the board of directors of the Company on May 10, 2002.

     THIRD: The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

     The undersigned, Vice President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO International Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on the 17th day of October, 2002.

     These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                      INVESCO INTERNATIONAL FUNDS, INC.




                                      By: /s/Raymond R. Cunningham
                                          -------------------------------------
                                          Raymond R. Cunningham, Vice President



WITNESSED


By:  /s/Glen A. Payne
     -------------------------
     Glen A. Payne, Secretary